Exhibit 99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

We consent to the reference to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, and to the incorporation by reference of our report dated December 14, 2007 in this Registration Statement on Form N-1A (Securities Act File No. 33-4959 and Investment Company Act File No. 811-1355) of The Alger Funds.

ERNST & YOUNG LLP

New York, New York
October 23, 2008